EXHIBIT 10.42



                             EMPLOYMENT AGREEMENT
                             --------------------

          This Employment Agreement ("Agreement") is made and entered into on this 30th day of September, 1999 to be effective as of October 1, 1999 by and between PANAMCO LLC, a limited liability company organized under the laws of Delaware and d/b/a PANAMERICAN BEVERAGES COMPANY in Florida (the "Company"), a wholly-owned subsidiary of Panamerican Beverages, Inc., a company organized under the laws of the Republic of Panama ("Panamco") and ALEJANDRO JIMENEZ FONSECA (hereinafter called the "Executive").

                                R E C I T A L S
                                - - - - - - - -

          A. The Executive is the Chief Operating Officer of Panamco and also serves as a member of the Board of Directors of Panamco.

          B. The Executive has been employed by Administracion S.A. de C.V., a company organized under the laws of Mexico ("Administracion"), in Mexico City, Mexico, an indirect subsidiary of Panamco since July 1, 1991u.

          C. The Board of Directors of Panamco (the "Board") recognizes that it is in the best interest of Panamco to relocate the Executive to Miami, Florida.

          D. The Executive possesses intimate knowledge of the business and affairs of Panamco and the Company, its policies, methods and personnel.

          E. The Board recognizes that the Executive has contributed to the growth and success of Panamco, and desires to assure Panamco and the Company of the Executive's continued employment and to compensate him therefor.

          F. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to Panamco and the Company.

          G. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

          H. The Executive recognizes that his sole employer will be the Company.



                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.   Employment.

          1.1 Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2 Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as the Chief Operating Officer ("COO ") of the Company, shall diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by the Executive) and described in more detail under the job description of the COO in the guidelines set forth by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

          1.3 Place of Performance. The principal place of employment of the Executive shall be at the Company's principal executive offices in Miami, Florida. In the event that the Company's principal executive offices are moved from Miami, Florida, beyond 200 miles the Company shall promptly pay, or reimburse the Executive, for all reasonable expenses incurred by the Executive for a period of at least one (1) year following such move relating to any change of the Executive's residence in connection with his employment hereunder including without limitation, reasonable expenses for himself and his family of travel, moving, storage and suitable lodging and maintenance.

     2.   Term.

          2.1 Initial Term. The initial Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence on October 1, 1999 (the "Commencement Date") and shall expire on September 30, 2002, unless sooner terminated in accordance with Section 5 hereof (the "Initial Term").

          2.2 Renewal Terms. At the end of the Initial Term, the Term of Employment automatically shall renew for successive one (1) year terms (subject to earlier termination as provided in Section 5 hereof) until the Executive has reached his Normal Retirement Age (as defined in the Pension
Plan), unless the Company or the Executive delivers written notice to the Company other at least six (6) months prior to the Expiration Date of its or his election not to renew the Term of Employment. In the event that the Company elects not to renew the Term of Employment pursuant to this Section
2.2 for any reason other than Cause (as defined in Section 5.4 hereof), then the Executive shall be deemed to be terminated by the Company without Cause in accordance with Section 5.4, and shall be entitled to the benefits described thereunder.

          2.3 Term of Employment and Expiration Date. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment", and the date on which the Term of Employment shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the "Expiration Date".

     3.   Compensation.

          3.1 Base Salary. The Executive shall receive a base salary at the annual rate of $600,000 (six hundred thousand dollars) (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time based upon market conditions. Base Salary, if increased, shall not thereafter be decreased for any reason.

          3.2  Bonuses.

               (i) During the Term of Employment, the Executive shall be eligible to receive annual bonus awards pursuant to the terms and conditions of the Panamerican Beverages, Inc. Annual Incentive Plan, as may be amended from time to time (the "Incentive Plan"), a copy of which is attached hereto as Exhibit A and incorporated by reference.

              (ii) The Executive shall receive such additional bonuses, if any, as the Board may in its sole and absolute discretion determine.

             (iii) Any bonuses payable pursuant to this Section 3.2 are sometimes hereinafter referred to as "Incentive Compensation." Each period for which Incentive Compensation is payable is sometimes hereinafter referred to as a Bonus Period. Unless otherwise specified by the Board or provided under the Incentive Plan, the Bonus Period shall be the calendar year.

              (iv) Any Incentive Compensation payable pursuant to this Section
3.2 shall be paid by the Company to the Executive within 2 1/2 months after the end of the Bonus Period for which it is payable.

          3.3 Other Compensation.

               (i) Automobile Allowance. During the Term of Employment, the Executive shall receive an allowance from the Company for automobile related-expenses, which allowance has been quantified by the Company to equal $700.00 dollars (Seven hundred dollars) per month, net of any applicable taxes, plus routine maintenance insurance and normal fuel expenses which amount shall be payable at the same times and in the same manner as the Executive's Base Salary, as described in Section 3.1 hereof.

               (ii) Vacation Premium. During the Term of Employment, the Executive shall receive additional compensation in an amount equal to the product of fifty percent (50%) of the daily Base Salary and the number of vacation days accrued per year during the vacation period per year, payable on October 1 of each year.

     4. Expense Reimbursement and Other Benefits.

          4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.2 Benefit Programs. During the Term of Employment, but effective as of September 1, 2000 or earlier as determined by the Company (the "Effective Date") the Company shall provide to the Executive the following benefits:

               (i) life insurance coverage in an amount equal to at least three
(3) times the Executive's Base Salary and Target Bonus (as defined in the Incentive Plan) determined as of each January 1st during the Term of Employment, and which provides for double indemnity protection in the event of the accidental death of the Executive;

              (ii) disability insurance coverage, subject to such maximum amounts of coverage as may be imposed by the insurer as follows: (x) short-term disability coverage in an amount equal to sixty percent (60%) of the Executive's Base Salary, as in effect as of the date the short-term disability commences, payable for a period not to exceed a maximum of six (6) months, and
(y) long-term disability coverage in an amount equal to sixty percent (60%) of the Executive's Base Salary as in effect as of the date the long-term disability commences, which shall be reduced by the amounts, if any, payable to the Executive under social security, workers' compensation and/or any disability coverage programs maintained by the Company. The Executive shall have the right to receive all the benefits related to the disability insurance as provided herein, until the Executive has reached his Normal Retirement Age (as defined in the Pension Plan);

             (iii) health and medical coverage which provides for at least the following: (x) 100% coverage under a health maintenance plan ("HMO"), 90% coverage under a preferred provider plan ("PPO") and 80% coverage under a physician of choice plan ("POS"); (y) a 15% co-payment for prescription drugs; and (z) the payment by the Company of (A) 100% of the premiums with respect to coverage for the Executive; (B) 50% of the premiums with respect to coverage for the Executive's spouse and dependents eligible for coverage; and (C) an excess medical payment benefit payable to the Executive in an amount, not to exceed $5,000 per year, to reimburse the Executive for deductibles, co-payments and other out-of-pockets expenses incurred with respect to the health and medical coverage under this paragraph (iii);

              (iv) dental coverage which provides for at least the following:
(x) 100% coverage with respect to routine dental maintenance, (y) 80% coverage with respect to basic dental work, and (z) orthodontia coverage for the Executive's children, up to a maximum of $1,000 per child;

               (v) vision coverage which provides for at least the following:(x) 100% coverage for one eye exam per year; (y) 100% coverage for one set of eyeglass frames or contact lenses; and (z) a 20% co-payment with respect to any other eye-related expenses; and

              (vi) eligibility to participate in all other plans as are presently and hereinafter offered by the Company to its executives, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. In addition, the Executive shall participate, and continue accruing benefits under, the Mexican Pension Plan. For purposes of the Mexican Pension Plan, the Executive shall be entitled to receive pension benefits, as provided therein, as if the Executive had been employed with Panamco as of February 1, 1973, date in which the Executive began his career in the soft-drink industry, as it was originally agreed between the Executive and Administracion.

             (vii) between the date of execution of this Agreement and the Effective Date, the Executive shall continue to enjoy health and medical coverage, life insurance and all other fringe benefits being provided by Administracion, unless otherwise provided hereunder.

          4.3 Working Facilities. During the Term of Employment, the Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          4.4 Stock Options and Restricted Stock. During the Term of Employment, the Executive shall be eligible to be granted both restricted stock (the "Restricted Stock") and options (the "Stock Options") to purchase common stock (the "Common Stock") of the Company under (and therefore subject to all terms and conditions of) the Company's Equity Incentive Plan as amended, a copy of which is attached hereto as Exhibit C and incorporated by reference, and any successor plan thereto (the "Equity Plan") and all rules of regulation of the Securities and Exchange Commission applicable to stock option plans then in effect. The number of shares of Restricted Stock and Stock Options and the terms and conditions of the Restricted Stock and the Stock Options shall be determined by the Committee appointed pursuant to the Equity Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Equity Plan.

          4.5 Vacation Time. During the Term of Employment, the Executive shall be entitled to 18 (eighteen) business days of vacation each calendar year, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by the Executive during any calendar year may be carried forward into the succeeding calendar year (the "Unused Vacation Time"); provided, however, that in the event that the Executive fails to utilize the Unused

Vacation Time by the end of the succeeding year, such Unused Vacation Time shall be forfeited. For these purposes, the Unused Vacation Time shall be considered utilized by the Executive prior to the time that the vacation time for the subsequent year shall be considered to be utilized by the Executive.

          4.6 Relocation Assistance. The Company shall provide to the Executive the following relocation assistance:

               (i) a relocation allowance net of any applicable taxes, in an amount equal to the greater of (x) one twelfth (1/2) of the Executive's annual Base Salary as provided under Section 3.1 hereof, or (y) $10,000, payable immediately upon the date the Executive actually physically relocates to Miami, Florida (the "Moving Date");

              (ii) a home rental allowance net of any applicable taxes, (the "Home Allowance") for three (3) years, commencing on the date on which the Executive's new residential lease or mortgage in Florida commences, in an amount comparable to peers in Miami, adjusted as follows: (x) 100% of the Home Allowance for the first year; (y) 67% of the Home Allowance for the second year, and (z) 33% of the Home Allowance for the third year. The Home Allowance shall be payable by the Company, at the Executive's election, either in monthly installments or as a lump sum payment, where the amount of the lump sum payment is to be determined by the Company's relocation consultants based upon the present value of the total payments payable to the Executive pursuant to this paragraph (ii), plus a twenty-five percent (25%) premium. Notwithstanding anything to the contrary herein, in the event that the Executive elects to receive a lump sum payment of the Home Allowance, and the Executive's employment with the Company is terminated for any reason prior to the expiration of the Initial Term of this Agreement, the Executive shall repay to the Company that portion of the Home Allowance attributable to the months remaining in the Initial Term, determined as of the date of termination of the Executive's employment. For purposes of this paragraph (ii), the Area Home Allowance for the first year shall be Eight Thousand Eight Hundred Thirty Eight Dollars ($8,838) per month net of any applicable taxes;

             (iii) a cost of living allowance net of any applicable taxes, (the Cost of living Allowance") with respect to goods and services for three (3) years, commencing on the Executive's Moving Date, in an amount equal to the following applicable percentages of the amount, if any, by which the Executive's consumption costs with respect to goods and services in the Executive's new employment location and the Executive's consumption costs with respect to goods and services in the Executive's former employment location (the "Cost of Living Differential"), adjusted as follows: (x) 100% of the Cost of Living Differential for the first year; (y) 67% of the Cost of Living Differential for the second year, and (z) 33% of the Cost of Living Differential for the third year, as determined by the Company's relocation consultants, payable to the Executive in monthly installments. For purposes of this paragraph (iii), the Consumption Differential for the first year shall be Three Thousand Seven Hundred and Thirty Seven Dollars and 75 Cents ($3,737.41) per month net of any applicable taxes;

              (iv) a ninety (90) day, non-interest bearing loan in an amount not to exceed ninety percent (90%) of the equity in the Executive's residence in the Executive's former employment location, but only if such residence is being sold, to be secured in a manner as determined by the Company in its discretion;

               (v) reimbursements for either (x) reasonable fees and expenses incurred in selling the residence in the Executive's former employment location including, without limitation, realtor's fees and closing costs, or
(y) reasonable property management and/or maintenance fees and expenses incurred with respect to the maintenance of a residence in the Executive's former employment location for one (1) year, and

              (vi) any other customary allowances and assistance as determined by the Company's relocation consultants and consistent with the Term Sheet attached hereto as an Exhibit and made a part hereof.

          The Company shall reimburse the Executive on a grossed-up basis in the event that any tax is assessed upon the Executive with respect to payments made pursuant to paragraphs (i), (ii), and (iii) of this Section 4.6. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company. The amount of any and all payments to be payable to the Executive under this
Section 4.6 shall be determined by the Company and such determination shall be binding and conclusive on all parties in the absence of fraud or gross negligence.

          4.7 Club Membership. During the Term of Employment, commencing on the Executive's Moving Date, the Company shall pay all reasonable fees and dues including initiation fees payable in connection with the Executive's memberships in both (i) a country club, and (ii) a luncheon club, to be selected by the Executive in his sole discretion.

          4.8 Financial Planning. During the Term of Employment, the Company shall pay, up to a maximum of five thousand dollars ($5,000) per calendar year, for any fees and expenses incurred by the Executive for legal, accounting and/or tax advice in connection with his tax return preparation, financial planning and/or estate planning.

          4.9 Annual Home Leave. During the Term of Employment, commencing on the Executive's Moving Date, the Company shall pay, on an annual basis, for one first class round trip airfare for the Executive, his spouse and his children to travel between Miami, Florida and the Executive's former country of residency.

          4.10 Tax Protection. During the Initial Term, for each calendar year, the Company shall reimburse the Executive, on a grossed-up basis, in the event that any tax is assessed upon him in relation to any and all payments made pursuant to this Agreement, excluding any tax that maybe assessed whit respect to Restricted Stock and Stock Options, which is in excess of the tax which would have been assessed on the Executive had the Executive remained in his former employment location with the Company.

     5.   Termination.

          5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under this Agreement which is not cured within ninety (90) days after receipt by the Executive of written notice of same and which termination is affirmed by a majority vote of the full Board,
(ii) fraud, embezzlement, misappropriation of funds or breach of trust by the Executive in connection with his services hereunder, (iii) the Executive's conviction of any crime which involves dishonesty or a breach of trust, or
(iv) gross negligence in connection with the performance by the Executive of his duties hereunder, which is not cured within ninety (90) days after written receipt by the Executive of written notice of same and which termination is affirmed by a majority vote of the full Board. Any termination for Cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this
Section 5.1, the Company shall (i) pay to the Executive his Base Salary to the date of termination and (ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1). Any determination of the Cause by the Board shall be binding and conclusive on all parties in the absence of fraud or gross negligence.

          5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall become entitled to the benefits under the Company's long-term disability plan as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Executive's employment with the Company, (iii) continue to pay the Executive for a period of twelve (12) months following the termination of the Executive's employment with the Company, an amount equal to the excess, if any, of (A) the Base Salary he was receiving at the time of his disability, over (B) any benefits the Executive is entitled to receive during such period under any disability insurance policies provided to the Executive by the Company, such amount to be paid in the manner and at such times as the Base Salary otherwise would have been payable to the Executive, and (iv) pay to the Executive a pro rata portion of his Incentive Compensation, if any, for the Bonus Period during which the date of termination of employment occurs, determined in the manner and payable at the time and upon the terms and conditions set forth in the Incentive Plan. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days including both the vacation days that have accumulated during the year in which such termination occurs and the unused carryover vacation days from the immediately preceding year).

          5.3 Death. Upon the death of the Executive during the Term of Employment, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, and (iii) pay to the estate of the deceased Executive, a pro rata portion of the Executive's Incentive Compensation, if any, for the Bonus Period during which his death occurs, determined in the manner and payable at the time and upon the terms and conditions set forth in the Incentive Plan. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and
(y) payment of compensation for unused vacation days including both the vacation days that have accumulated during the year in which such termination occurs and the unused carryover vacation days from the immediately preceding year).

          5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Term of Employment by written notice to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, 5.5 or 5.6), the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, (iii) pay to the Executive, as a single lump sum payment within thirty (30) days of the date of termination hereunder, an amount equal to the greater of (x) two and one half (2 1/2) times the Executive's Base Salary and Target Bonus (as defined in the Incentive Plan) for the year in which the termination occurs, or (y) the severance benefit as set forth and calculated under the employment laws of Mexico as in effect as of the Commencement Date,
(iv) pay to the Executive a pro rata portion of the Executive's Incentive Compensation, if any, for the Bonus Period during which the termination occurs, determined in the manner and payable at the time and upon the terms and conditions set forth in the Incentive Plan, (v) continue to provide the Executive with the benefits he was receiving under Section 4.2 hereof (the "Benefits") for a period of one and one-half (1 1/2) years after the date of termination, in the manner and at such times as the Benefits otherwise would have been payable or provided to the Executive, or, if earlier, until similar benefits are obtained by the Executive through new employment, and (vi) reimburse the Executive for moving and related expenses incurred as a result of the Executive's relocation back to his home country as provided in Section
1.3 hereof. In the event that the Company is unable to provide the Executive with any Benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall pay the Executive cash equal to the value of the Benefit that otherwise would have accrued for the Executive's benefit under the plan, for the period during which such Benefits could not be provided under the plans, said cash payments to be made within 45 days after the end of the year for which such contributions would have been made or would have accrued. The Company's good faith determination of the amount that would have been contributed or the value of any Benefits that would have accrued under any plan shall be binding and conclusive on the Executive. For this purpose, the Company may use as the value of any Benefit the cost to the Company of providing that Benefit to the Executive. Further, the Executive shall become immediately vested in his Stock Options and shall have one (1) year from the date of termination of his employment hereunder within which to exercise such Stock Options. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days including both the vacation days that have accumulated during the year in which such termination occurs and the unused carryover vacation days from the immediately preceding year).

          5.5  Termination by Executive.

               a. The Executive shall at all times have the right to terminate the Term of Employment.

               b.   Upon termination of the Term of Employment pursuant to this
Section 5.5 (that is not a termination under Section 5.6) by the Executive without Good Reason, the Company shall (i) pay to the Executive any unpaid
Base Salary through the effective date of termination specified in such notice and (ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company. If, however, the Executive terminates his employment pursuant to this subsection 5.5b prior to the first anniversary of the Commencement Date, then, in addition to the amounts specified in the preceding paragraph, the Company shall (x) pay to the Executive the greater of
(A) an amount equal to one half (1/2) times the Executive's Base Salary and Target Bonus (as defined in the Incentive Plan) for the year in which the termination of employment occurs, or (B) the severance benefit as set forth and calculated under the employment laws of Mexico as in effect as of the Commencement Date, and (y) reimburse the Executive for reasonable moving and related expenses incurred as a result of the Executive's relocation back to his home country. In addition, the Executive shall have one year from the date of termination under this subsection 5.5b within which to exercise the portion of his Stock Options that was vested as of the date of termination. The
Company shall have no further liability hereunder (other than for (1) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (2) payment of compensation for unused vacation days including both the vacation days that have accumulated during the year in which such termination occurs and the unused carryover vacation days from the immediately preceding year).

               c.   Upon termination of the Term of Employment pursuant to this
Section 5.5 (that is not a termination under Section 5.6) by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days including both the vacation days that have accumulated during the year in which such termination occurs and the unused carryover vacation days from the immediately preceding year).

               d. For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any material failure by the Company to comply with any of the provisions of
Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) a material reduction in the Executive's Base Salary, Target Bonuses, as defined under the Incentive Plan, or benefits as in effect from time to time; and (iv) the Company's requiring the Executive without his written consent to be based at any office or location beyond two hundred (200) miles of the location described in Section 1.3 hereof, except for travel reasonably required in the performance of the Executive's responsibilities and relocation to any of Panamco's operations. For purposes of this Section 5.5(d), any good faith determination of "Good Reason" made by the Board shall be conclusive.

               e. In the event the Executive is offered to be relocated to any of Panamco's operations under customary conditions and the Executive refuses to accept such offer, the Company shall have the right to terminate this agreement for Cause, provided however, the Company shall (x) pay to the Executive the greater of (A) an amount equal to one half (1/2) times the Executive's Base Salary and Target Bonus (as defined in the Incentive Plan) for the year in which the termination of employment occurs, or (B) the severance benefit as set forth and calculated under the employment laws of Mexico as in effect as of the Commencement Date, and (y) reimburse the Executive for reasonable moving and related expenses incurred as a result of the Executive's relocation back to his home country. In addition, the Executive shall have one year from the date of termination under this subsection 5.5e within which to exercise the portion of his Stock Options that was vested as of the date of termination. The Company shall have no further liability hereunder (other than for (1) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (2) payment of compensation for unused vacation days including both the vacation days that have accumulated during the year in which such termination occurs and the unused carryover vacation days from the immediately preceding year)].

     5.6  Change in Control of Panamco.

               a. In the event that (i) a Change in Control (as defined in paragraph (b) of this Section 5.6) in Panamco shall occur during the Term of Employment, and (ii) prior to the Expiration Date, either (x) the Term of Employment is terminated by the Company without Cause, pursuant to Section 5.4 hereof or (y) the Executive terminates the Term of Employment for Good Reason as defined in Section 5.5(d) hereof, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days including both the vacation days that have accumulated during the calendar year in which such termination occurs as well as the unused carryover vacation days from the immediately preceding year.

               b. For purposes of this Agreement, the term "Change in Control" shall mean:

                    (i) Approval by the shareholders of Panamco of (x) a reorganization,merger, consolidation or other form of corporate transaction or series oftransactions, in each case, with respect to which persons who were the shareholders with voting rights of Panamco immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50.1% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of Panamco (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                    (ii) Individuals who, as of the Commencement Date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Agreement whose election, or nomination for election by Panamco's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                    (iii) the acquisition (other than from Panamco) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 20% of either the then outstanding shares of Panamco's Common Stock or the combined voting power of the Panamco's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) Panamco or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of Panamco or its Subsidiaries.

     5.7 Certain Additional Payments by the Company.
         ------------------------------------------

               a. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, (including any additional payments required under this Section 5.7) (a "Payment") would be subject to an excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Executive (a "Gross-Up Payment") in an amount equal to the Excise Tax imposed upon the Payments such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               b. Subject to the provisions of paragraph (c) of this Section 5.7, all determinations required to be made under this Section 5.7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5.7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 5.7 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               c. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim,

                    (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                    (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5.7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               d. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5.7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5.7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5.7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          5.8  Resignation. Upon any termination of employment pursuant to this
Article 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of Panamco, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          5.9 Survival. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

     6. Restrictive Covenants.
        ---------------------

          6.1 Non-competition. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason other than by the Company without Cause (as defined in Section 5.1 hereof) or by the Executive for Good Reason (as defined in Section 5.5(d) hereof), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (for this purpose, any business that engages in soft drink beverage distribution in the territories of Panamco shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of Panamco or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

          6.2 Nondisclosure. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information

(as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

          6.3 Nonsolicitation of Employees and Clients. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, for the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

          6.4 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.5 Definition of Company. Solely for purposes of this Article 6, the term "Company" also shall include any existing or future subsidiaries or affiliates of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.6 Acknowledgment by Executive. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          6.7 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          6.8 Extension of Time. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this
Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

          6.9 Survival. The provisions of this Article 6 shall survive the termination of this Agreement, as applicable.

     7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8. Mediation. Except to the extent the Company has the right to seek an injunction under Section 7 hereof, in the event a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties hereby agree first to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to litigation or some other dispute resolution procedure.

     9. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Miami-Dade County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne equally by both parties. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

     10. Section 162(m) Limits. Notwithstanding any other provision of this Agreement to the contrary, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct for that year under Section 162(m) ("Section 162(m)") of the Code, payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Company under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in Section 1274(d) of the Code. The limitation set forth under this Section 10 shall not apply with respect to any amounts payable to the Executive pursuant to Article 5 hereof.

     11. Assignment. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     14. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to 2665 Bayshore Drive, Suite 900, Miami, FLA 33133, Attention: Carlos Hernandez,

General Counsel, and (ii) if to the Executive the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

     15. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     16. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     17. Waivers. The waiver by either party hereto of a breach or violation of any term or provision ------- of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     18. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings any action for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     19. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     20. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     21. Indemnification.

               a. Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company or any of its subsidiaries and affiliates, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

               b. The Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 21 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than 10 days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 21, together with a reasonable accounting of such expenses.

               c. The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 21 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

               d. The Company shall make the advances contemplated by this
Section 21 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 21 shall be unsecured and interest-free.

               e. The provisions of this Section 21 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

PANAMCO LLC

By: /s/ Carlos Hernandez Artigas
    -------------------------------------
    Name: Carlos Hernandez Artigas
    Title:  Vice  President-Secretary

EXECUTIVE:

By: /s/ Alejandro Jimenez Fonseca
    --------------------------------------
     Name: Alejandro Jimenez Fonseca